EXHIBIT 23.(2)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ATS Money Systems, Inc. on Form S-8 of our report dated March 21, 1997 appearing in the Annual Report on Form 10-KSB of ATS Money Systems, Inc. for the year ended December 31, 1996.



Deloitte & Touche LLP
Parsippany, New Jersey
October 30, 1997